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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                                ________________

                        Date of Report:  April 11, 1995
                Date of Earliest Event Reported:  April 5, 1995

                         PANHANDLE EASTERN CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                        (State or other jurisdiction of
                                 incorporation)
                                     1-8157
                                (Commission File
                                    Number)
                                   74-2150460
                                (I.R.S. Employer
                             Identification Number)

                             5400 Westheimer Court
                                 P.O. Box 1642
                           Houston, Texas  77251-1642
          (Address, including zip code, of principal executive office)

                               _________________


              Registrant's telephone number, including area code:

                                 (713) 627-5400
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Item 5.  Other Events.

         On April 5, 1995, Panhandle Eastern Corporation entered into an underwriting agreement for the public offering of $100 million principal amount of its 8 5/8% Debentures Due April 15, 2025. Closing of the transaction is expected to take place on April 12, 1995.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         1.1 Underwriting Agreement and Terms Agreement between Panhandle Eastern Corporation and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dillon, Read & Co. Inc. and PaineWebber Incorporated, as Representatives of the Several Underwriters, dated April 5, 1995.

         4.1 Resolutions of a Special Committee of the Board of Directors of Panhandle Eastern Corporation, adopted on April 5, 1995, establishing the terms of the Notes and incorporating the form of the Notes.

         5.1 Opinion of Sullivan & Cromwell regarding legality of the Notes, dated April 7, 1995.

         12.1    Calculation of Ratios of Earnings to Fixed Charges





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     PANHANDLE EASTERN CORPORATION


                                     By: /s/ PAUL F. FERGUSON, JR.
                                        --------------------------------
                                         Paul F. Ferguson, Jr.
                                         Vice President, Finance and
                                          Accounting, and Treasurer




Date:  April 11, 1995





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